Exhibit 99.1

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview

THIRD QUARTER 2015

Table of Contents

Introduction to Portfolio Overview	1

Investment During the Quarter	1

Investment Following the Quarter	1

Dispositions During the Quarter	2

Portfolio Overview	2

Commentary	6

Revolving Line of Credit	7

Performance Analysis	7

Transactions with Related Parties	8

Financial Statements	10

Forward Looking Statements	14

Additional Information	14

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

As of January 15, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.'s (the "Fund") Portfolio Overview for the quarter ended September 30, 2015.  References to "we," "us," and "our" are references to the Fund, references to the "General Partner" are references to the general partner of the Fund, ICON GP 14, LLC, and references to the "Investment Manager" are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, "Capital Assets") to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $257,646,987 commencing with its initial offering on May 18, 2009 through the closing of the offering on May 18, 2011. During our operating period, we anticipate continuing to invest in Capital Assets. Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

Investment During the Quarter

The Fund made the following investment during the quarter ended September 30, 2015:

Challenge Mfg. Company, LLC
Investment Date: Structure: Expiration Date: Purchase Price: The Fund's Investment:	7/10/2015 Lease 7/9/2020 $9,934,000 $3,974,000	Collateral:	Auxiliary suupport equipment and robots used in the production of certain automobiles.

Investment Following the Quarter

The Fund made the following investment after the quarter ended September 30, 2015:

Fugro N.V.
Investment Dates: Structure: Expiration Dates: Purchase Price: The Fund's Investment:	12/24/2015 1/8/2016 Lease 12/23/2027 1/7/2028 $130,000,000 $3,240,000	Collateral:	Two mini geotechnical drilling vessels.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Dispositions During the Quarter

The Fund disposed of the following investments during the quarter ended September 30, 2015:

Vas Aero Services, LLC*
Structure:	Loan	Collateral:	Aircraft engines and related parts.
Disposition Date:	7/23/2015
The Fund's Investment:	$6,000,000
Total Proceeds Received:	$4,542,000
*See commentary

NARL Marketing Inc.
Structure:	Loan	Collateral:	A network of bulk fuel storage terminals, convenience store-type gas stations, including related fuel pumps, storage tanks and real estate.
Disposition Date:	8/6/2015
The Fund's Investment:	$3,000,000
Total Proceeds Received:	$3,345,000

Coach Am Group Holdings Corp.
Structure:	Lease	Collateral:	Motor coach buses.
Disposition Date:	8/24/2015
The Fund's Investment:	$10,368,000
Total Proceeds Received:	$15,039,000

Cenveo Corporation
Structure:	Loan	Collateral:	Printing, folding and packaging equipment used in the production of commercial envelopes.
Disposition Date:	9/30/2015
The Fund's Investment:	$9,000,000
Total Proceeds Received:	$10,404,000

Portfolio Overview

As of September 30, 2015, our portfolio consisted of the following investments:

Geden Holdings Limited
Structure:	Lease	Collateral:	A crude oil tanker and two supramax bulk carrier vessels.
Expiration Dates:	6/21/2016
9/30/2017
Current Status:	See Commentary

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (continued)

Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel.
Expiration Date:	6/3/2021
Current Status:	Performing

Höegh Autoliners Shipping AS
Structure:	Lease	Collateral:	A car carrier vessel.
Expiration Date:	12/21/2020
Current Status:	Performing

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude Carriers.
Expiration Date:	3/29/2021
Current Status:	Performing

Exopack, LLC
Structure:	Lease	Collateral:	Film extrusion line and flexographic printing presses.
Expiration Date:	10/31/2018
Current Status:	Performing

Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker vessels.
Expiration Date:	4/3/2018
Current Status:	Performing

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (continued)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Signapore.
Maturity Date:	1/16/2021
Current Status:	See Commentary

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing

Técnicas Marítimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels.
Maturity Date:	8/27/2019
Current Status:	See Commentary

Geokinetics, Inc.
Structure:	Lease	Collateral:	Land-based seismic testing equipment.
Expiration Date:	8/31/2017
Current Status:	Performing

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (continued)

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel.
Maturity Date:	12/31/2018
Current Status:	Performing

Siva Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels.
Expiration Dates:	3/28/2022 4/8/2022
Current Status:	Performing

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing

Challenge Mfg. Company, LLC
Structure: Expiration Date: Current Status	Lease 7/9/2020 Performing	Collateral:	Auxiliary suupport equipment and robots used in the production of certain automobiles.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Commentary

Jurong Aromatics Corporation Pte. Ltd.
Jurong is a newly constructed $2 billion state-of-the art aromatics plant.  We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors that include SK Energy International, Glencore International AG and Vinmar International Ltd.  While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown has forced the company into receivership, as the company does not have the liquidity to commence operations.  As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors.  Given the current distressed situation, we have taken a credit reserve that values the asset at 30% of original cost. The Investment Manager believes that a restructuring makes sense and, given the cyclical nature of the industry that Jurong participates in, and the fact that this is the newest and arguably most technologically advanced aromatics plant in the world, if margins follow historical patterns, there is a chance the investment value will recover.
VAS Aero Services, LLC
VAS is an aftermarket aircraft parts supplier to the aviation industry.   In 2011, we, ICON Leasing Fund Twelve, LLC and ICON ECI Fund Fifteen, L.P. made an equipment loan to VAS secured by all of VAS' equipment.  Starting in 2012, management made some missteps, specifically by leveraging to purchase several used aircraft engines that it had anticipated would have significant market value when parted out.  However, the demand never materialized, as many airlines simply invested in new aircraft and engines at this time, leaving VAS with inflated inventory levels and insufficient working capital.  After months of working with the other lenders as well as the sponsor, the Investment Manager decided to sell its exposure back to the company at a loss, rather than risk a much larger loss in a Chapter 11.

Geden Holdings Limited
Geden Lines is a Turkish based shipping company.  We entered into a sale-leaseback with Geden for one tanker, the Octavian, and two dry bulkers, the Amazing and Fantastic. While the tanker market has recovered and the outlook is stable, there are extreme headwinds facing the dry bulk market, mostly as a result of the slowdown in the Chinese economy, which for years was driven by heavy investment that fueled demand for steel, coal and iron ore.  As China moves towards a consumer-driven economy, demand for these commodities has slowed significantly. Geden is making charter payments on the tanker and, at this time, we expect full recovery of our investment plus a return. Geden is not, however, making charter payments on the drybulk vessels, although it continues to maintain the vessels and cover their operating expenses. As a result, we have taken a credit loss reserve of 37% of the original cost. Notwithstanding Geden's failure to pay the charter hire, the Investment Manager believes leaving the vessels with Geden results in better net cash flow than would be expected if we repossessed the vessels and operated them in the spot market or sold them.  Since the vessels are young and the dry bulk sector has historically been a highly cyclical market, the Investment Manager believes that these vessels could still recover in value.

Técnicas Marítimas Avanzadas, S.A. de C.V.
On August 27, 2014, ICON advanced TMA a senior secured facility of USD 29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured 1st lien and 2nd lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured 1st lien tranche of USD 66,000,000 was funded by an unrelated third party and ICON's original loan of USD 29,000,000 was converted to the senior secured 2nd lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.
On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  By January 2016, each of the four vessels had commenced employment. ICON is currently working with the senior lender and TMA to amend the facility agreement and expects to start receiving payments in the near future.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Revolving Line of Credit

On March 31, 2015, we extended our revolving line of credit (the "Facility") with California Bank & Trust ("CB&T") through May 30, 2017 and the amount available under the Facility was revised to $12,500,000. The Facility is secured by all of the Fund's assets not subject to a first priority lien. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The interest rate for general advances under the Facility is CB&T's prime rate.  We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year.  In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At June 30, 2015, there were no obligations outstanding under the Facility and we were in compliance with all covenants related to the Facility.

Performance Analysis

Capital Invested as of September 30, 2015	$312,026,452
Leverage Ratio	1.11:1*
% of Receivables Collected for the Quarter Ended September 30, 2015	66.53%**
*    Leverage ratio is defined as total liabilities divided by total equity.
** Collections as of December 31, 2015. The uncollected receivables relate to our investment with Geden Holdings Limited, Técnicas Maritimas Avanzadas, S.A. de C.V. and Jurong Aromatics Corporation Pte. Ltd.

One of our objectives is to provide cash distributions to our partners.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO. CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time.  We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period.

We believe that CABO may be an appropriate supplemental measure of an equipment fund's performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund's ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.
Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make Investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (continued)

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement
+ distributions to Partners during the period
+ investments made during the period
- debt proceeds to be specifically used to make an investment
- net proceeds from the sale of Interests during the period
= CABO

	Cash Available From Business Operations
	for the Period January 1, 2015 through September 30, 2015

	Cash balance at January 1, 2015	$12,553,252
	Cash balance at September 30, 2015	$10,530,214

	Net change in cash		$(2,023,038)

	Add Back:
	Distributions paid to partners from January 1, 2015 through September 30, 2015		$15,682,515

	Investments made during the period
	Investment in joint ventures	$4,019,702
	Investment by noncontrolling interests	$(6,516)
			$4,013,186

	Cash Available from Business Operations (CABO)		$17,672,663	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC ("CĪON Securities"), a wholly-owned subsidiary of our Investment Manager and the dealer manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties.  CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may have been paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Transactions with Related Parties (continued)

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering. The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.
We pay our Investment Manager (i) a management fee of 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.
Our General Partner and its affiliates also perform certain services relating to the management of our portfolio. Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.
In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.
Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our General Partner of $52,275 and $156,825 for the three and nine months ended September 30, 2015, respectively. We paid distributions to our General Partner of $52,275 and $156,827 for the three and nine months ended September 30, 2014, respectively. Additionally, our General Partner's interest in the net loss attributable to us was $141,618 and $255,825 for the three and nine months ended September 30, 2015, respectively. Our General Partner's interest in the net income attributable to us was $29,355 and $76,227 for the three and nine months ended September 30, 2014, respectively.
Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

				Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description		2015	2014	2015	2014
ICON Capital, LLC	Investment Manager	Acquisition fees	(1)	$99,341	$289,694	$99,341	$847,917
ICON Capital, LLC	Investment Manager	Management fees	(2)	651,036	510,038	1,708,909	1,933,715
ICON Capital, LLC	Investment Manager	Administrative expense reimbursements	(2)	316,697	396,443	1,020,095	1,208,753
				$1,067,074	$1,196,175	$2,828,345	$3,990,385

(1) Amount capitalized and amortized to operations.
(2) Amount charged directly to operations.

At September 30, 2015 and December 31, 2014, we had a net payable of $344,764 and $826,285, respectively, due to our General Partner and affiliates. At September 30, 2015, the payable was primarily related to administrative expense reimbursements and management fees due to our Investment Manager. At December 31, 2014, the payable was primarily related to professional fees paid by our Investment Manager on our behalf as well as administrative expense reimbursements and management fees due to our Investment Manager. In addition, included in the December 31, 2014 balance was an aggregate payable of $142,500 due to Fund Twelve by our consolidated joint venture, which is 25% owned by Fund Twelve. During the three months ended September 30, 2015, this payable was settled by converting it into an additional contribution to the joint venture. Our and Fund Twelve's proportionate ownership in the joint venture did not change as a result of this conversion.
At September 30, 2015 and December 31, 2014, we had a note receivable from a joint venture of $2,622,196 and $2,609,209, respectively, and accrued interest of $29,354 and $30,332, respectively. The accrued interest is included in other assets on our consolidated balance sheets.  For the three and nine months ended September 30, 2015, interest income relating to the note receivable from the joint venture of $104,008 and $307,728, respectively, was recognized and included in finance income on our consolidated statements of operations. For the three and nine months ended September 30, 2014, interest income relating to the note receivable from the joint venture of $103,150 and $304,656, respectively, was recognized and included in finance income on our consolidated statements of operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Cash and cash equivalents	$10,530,214	$12,553,252
Restricted cash	3,150,000	7,317,126
Net investment in finance leases	103,166,915	118,005,785
Leased equipment at cost (less accumulated depreciation of $43,358,302 and $41,069,511, respectively)	111,077,465	122,750,939
Net investment in notes receivable	17,638,645	62,731,975
Note receivable from joint venture	2,622,196	2,609,209
Investment in joint ventures	21,731,115	18,739,125
Other assets	1,960,025	3,096,488
Total assets	$271,876,575	$347,803,899
Liabilities and Equity
Liabilities:
Non-recourse long-term debt	$126,542,627	$152,903,523
Derivative financial instruments	5,151,159	5,379,474
Deferred revenue	1,590,014	2,365,892
Due to General Partner and affiliates, net	344,764	826,285
Accrued expenses and other liabilities	9,183,086	11,114,968
Total liabilities	142,811,650	172,590,142

Commitments and contingencies

Equity:
Partners' equity:
Limited partners	118,440,775	159,293,140
General Partner	(1,126,448)	(713,798)
Total partners' equity	117,314,327	158,579,342
Noncontrolling interests	11,750,598	16,634,415
Total equity	129,064,925	175,213,757
Total liabilities and equity	$271,876,575	$347,803,899

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Finance income	$3,201,527	$3,633,794	$9,252,787	$10,491,572
Rental income	5,740,124	5,430,323	16,482,683	18,620,434
Income from investment in joint ventures	574,774	537,939	1,858,719	1,411,959
Gain on sale of assets, net	15,314	36,339	15,314	2,266,237
Other income	1,973	21,778	7,784	41,821
Total revenue	9,533,712	9,660,173	27,617,287	32,832,023

Expenses:
Management fees	651,036	510,038	1,708,909	1,933,715
Administrative expense reimbursements	316,697	396,443	1,020,095	1,208,753
General and administrative	508,090	665,121	1,892,705	1,875,071
Credit loss	18,813,180	(11,084)	38,797,011	862,131
Depreciation	2,455,913	2,615,854	7,663,788	9,072,339
Interest	1,663,597	2,083,712	5,235,973	6,855,503
Loss (gain) on derivative financial instruments	1,109,113	(140,417)	1,914,139	1,427,927
Total expenses	25,517,626	6,119,667	58,232,620	23,235,439
Net (loss) income	(15,983,914)	3,540,506	(30,615,833)	9,596,584
Less: net (loss) income attributable to noncontrolling interests	(1,822,129)	605,000	(5,032,833)	1,973,876
Net (loss) income attributable to Fund Fourteen	$(14,161,785)	$2,935,506	$(25,582,500)	$7,622,708

Net (loss) income attributable to Fund Fourteen allocable to:
Limited partners	$(14,020,167)	$2,906,151	$(25,326,675)	$7,546,481
General Partner	(141,618)	29,355	(255,825)	76,227
	$(14,161,785)	$2,935,506	$(25,582,500)	$7,622,708

Weighted average number of limited
partnership interests outstanding	258,761	258,761	258,761	258,765
Net (loss) income attributable to Fund Fourteen
per weighted average limited partnership
interest outstanding	$(54.18)	$11.23	$(97.88)	$29.16

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited Partnership Interests	Limited Partners	General Partner	Total Partners' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2014	258,761	$159,293,140	$(713,798)	$158,579,342	$16,634,415	$175,213,757
Net (loss) income	-	(258,586)	(2,612)	(261,198)	391,410	130,212
Distributions	-	(5,175,230)	(52,275)	(5,227,505)	-	(5,227,505)
Balance, March 31, 2015 (unaudited)	258,761	153,859,324	(768,685)	153,090,639	17,025,825	170,116,464
Net loss	-	(11,047,922)	(111,595)	(11,159,517)	(3,602,114)	(14,761,631)
Distributions	-	(5,175,230)	(52,275)	(5,227,505)	-	(5,227,505)
Investment by noncontrolling interest	-	-	-	-	4,624	4,624
Balance, June 30, 2015 (unaudited)	258,761	137,636,172	(932,555)	136,703,617	13,428,335	150,131,952
Net Loss	-	(14,020,167)	(141,618)	(14,161,785)	(1,822,129)	(15,983,914)
Distributions	-	(5,175,230)	(52,275)	(5,227,505)	-	(5,227,505)
Investment by noncontrolling interest	-	-	-	-	144,392	144,392
Balance, September 30, 2015 (unaudited)	258,761	$118,440,775	$(1,126,448)	$117,314,327	$11,750,598	$129,064,925

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(30,615,333)	$9,596,584
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income, net of costs and fees	558,840	(2,479,621)
Income from investment in joint ventures	(1,593,893)	(1,411,959)
Net gain on sale of assets	(15,314)	(2,266,237)
Depreciation	7,663,788	9,072,339
Credit loss	38,797,011	862,131
Interest expense from amortization of debt financing costs	526,121	404,747
Interest expense, other	334,529	317,392
Gain on derivative financial instruments	(228,315)	(1,008,395)
Paid-in-kind interest	(1,769,429)	-
Changes in operating assets and liabilities:
Restricted cash	4,167,126	4,963,836
Other assets, net	610,342	3,015,519
Accrued expenses and other liabilities	(2,266,411)	(3,846,696)
Deferred revenue	(775,878)	(1,008,942)
Due to General Partner and affiliates	(339,021)	(194,704)
Distributions from joint ventures	1,477,992	751,412
Net cash provided by operating activities	16,532,155	16,767,406
Cash flows from investing activities:
Proceeds from sale of equipment	4,025,000	16,599,540
Principal received on finance leases	1,996,149	835,975
Investment in joint ventures	(4,019,702)	(9,110,035)
Distributions received from joint ventures in excess of profits	1,143,613	681,626
Investment in notes receivable	-	(7,031,539)
Principal and sale proceeds received on notes receivable	20,336,642	30,788,003
Net cash provided by investing activities	23,481,702	32,763,570
Cash flows from financing activities:
Repayment of non-recourse long-term debt	(26,360,896)	(29,795,037)
Investment by noncontrolling interests	6,516	20,095
Distributions to noncontrolling interests	-	(53,400)
Distributions to partners	(15,682,515)	(15,682,733)
Repurchase of limited partnership interests	-	(7,178)
Net cash used in financing activities	(42,036,895)	(45,518,253)
Net (decrease) increase in cash and cash equivalents	(2,023,038)	4,012,723
Cash and cash equivalents, beginning of period	12,553,252	9,526,625
Cash and cash equivalents, end of period	$10,530,214	$13,539,348

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,529,277	$6,850,046

Supplemental disclosure of non-cash financing activities:
Balance due to noncontrolling interest deemed contribution	$142,500	$-

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as "may," "will," "could," "anticipate," "believe," "estimate," "expect," "continue," "further," "plan," "seek," "intend," "predict" or "project" and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

"Total Proceeds Received," as referenced in the section entitled Dispositions During the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

·	Visiting www.iconinvestments.com, or
·	Visiting www.sec.gov, or
·	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.